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                                                                      EXHIBIT 23


INDEPENDENT AUDITOR'S REPORT

To the Shareholders and Board of Directors of ND Tax Free Fund, Inc.


We have audited the accompanying statement of assets and liabilities of ND Tax Free Fund, Inc. (the Fund), including the schedule of investments, as of December 31, 1996, the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended, and the financial highlights for the two years in the period then ended. These financial statements and financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The financial highlights for each of the two years in the period ended December 31, 1993, were audited by other auditors whose report dated January 20, 1994, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
Our procedures included confirmation of securities owned as of December 31, 1996, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of ND Tax Free Fund, Inc. as of December 31, 1996, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for the three years in the period then ended, in conformity with generally accepted accounting principles.



BRADY, MARTZ & ASSOCIATES, P.C.

February 10, 1997